EXHIBIT 5.1

Greenberg Traurig, P.A.

1221 Brickell Avenue

Miami, Florida 33131

October 13, 2004

Devcon International Corp.

1350 East Newport Center Drive

Suite 201

Deerfield Beach, Florida 33442

Re:	Devcon International Corp. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Devcon International Corp., a Florida corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”), to be filed on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering and resale by the selling shareholders named therein (the “Selling Shareholders”), of up to 8,276,441 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), 4,050,000 of which shares are issuable upon the exercise of certain stock options (“Options”) and warrants (“Warrants”) granted by the Company to purchase such shares of Common Stock as described in more detail in the Registration Statement.

In our capacity as such counsel, we have reviewed the Registration Statement. We also have reviewed such matters of law and examined original, certified, conformed or photostatic copies of such other documents, records, agreements and certificates as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of representatives of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

This opinion letter is limited in all respects to the federal laws of the United States and the Florida Business Corporation Act and the applicable provisions of the Florida Constitution and reported judicial decisions interpreting these laws.

Based upon and subject to the foregoing, assuming no change in applicable law or facts, we are of the opinion that the shares of Common Stock, including the shares of Common Stock underlying the Options and the Warrants, have been duly and validly authorized and, have been or, in the case of those shares of Common Stock underlying the Options and the Warrants, upon payment of the exercise price in accordance with the Options and Warrants, will be, legally issued, fully paid and non-assessable.

This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur which could affect the opinions contained herein. This opinion letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion letter may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement or prospectus contained therein within the meaning of the term “expert” as used in Section 11 of the Act, or the rules or regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder.

Sincerely,

GREENBERG TRAURIG, P.A.

By:	/s/ Robert L. Grossman
Robert L. Grossman

Cc:	Devcon International Corp.